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EXHIBIT 15.1 LETTER RE: UNAUDITED INTERIM FINANCIAL INFORMATION

Board of Directors and Shareholders
STERIS Corporation

We are aware of the incorporation by reference in the following Registration Statements and related Prospectuses of our report dated October 19, 2000, relating to the unaudited consolidated interim financial statements of STERIS Corporation and Subsidiaries that are included in its Form 10-Q for the quarter ended September 30, 2000:

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  Registration
      Number                                        Description                                         Filing Date
--------------------    ----------------------------------------------------------------------    --------------------------
333-40082               Form S-8 Registration Statement -- Nonqualified Stock Option              June 26, 2000
                        Agreement between STERIS Corporation and Laurie Brlas and the
                        Nonqualified Stock Option Agreement between STERIS Corporation and
                        David L. Crandall

333-40058               Form S-8 Registration Statement -- Nonqualified Stock Option              June 23, 2000
                        Agreement between STERIS Corporation and Les C. Vinney

333-65155               Form S-8 Registration Statement -- STERIS Corporation Long Term           October 1, 1998
                        Incentive Stock Plan

333-55839               Form S-8 Registration Statement -- Nonqualified Stock Option              June 2, 1998
                        Agreement between STERIS Corporation and John Masefield and the
                        Nonqualified Stock Option Agreement between STERIS Corporation and
                        Thomas J. DeAngelo

333-32005               Form S-8 Registration Statement -- STERIS Corporation 1997 Stock          July 24, 1997
                        Option Plan

333-06529               Form S-3 Registration Statement -- STERIS Corporation                     June 21, 1996

333-01610               Post-effective Amendment to Form S-4 on Form S-8 -- STERIS                May 16, 1996
                        Corporation

33-91444                Form S-8 Registration Statement -- STERIS Corporation 1994 Equity         April 24, 1995
                        Compensation Plan

33-91442                Form S-8 Registration Statement -- STERIS Corporation 1994                April 24, 1995
                        Nonemployee Directors Equity Compensation Plan

33-55976                Form S-8 Registration Statement -- STERIS Corporation 401(k)Plan          December 21, 1992

33-55258                Form S-8 Registration Statement -- STERIS Corporation Amended and         December 4, 1992
                        Restated Non-Qualified Stock Option Plan
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                                                       /s/     Ernst & Young LLP

Cleveland, Ohio
November 3, 2000